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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sun Community Bancorp Limited
Phoenix, Arizona

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of Sun Community Bancorp Limited of our report dated March 18, 1997 relating to the financial statements of Bank of Tucson for the period ended December 31, 1996 which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          COTTON, PARKER, JOHNSON & CO., P.C.

Tucson, Arizona
April 20, 1999